Exhibit 20.1
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                    DILLARD CREDIT CARD MASTER TRUST 1
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               Dillard Asset Funding Company, Transferor
                     Dillard National Bank, Servicer

                               Series 2000-1


Monthly Series 2000-1 Certificateholders' Statement

          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


For Month March 2004


5.2(a)(i)    on an aggregate basis:

                Class A Monthly Principal                                                                       0.00

                Class B Monthly Principal                                                                       0.00

             per $1,000 original principal amount per Certificate:

                Class A Monthly Principal                                                                       0.00

                Class B Monthly Principal                                                                       0.00

5.2(a)(ii)    on an aggregate basis:

                Class A Monthly Interest                                                                  234,222.22

                Class B Monthly Interest __________                                                             0.00

             per $1,000 original principal amount per Certificate:

                 Class A Monthly Interest                                                                       1.17

                 Class A Monthly Interest                                                                       0.00

5.2(a)(iii)   Collections of Principal Receivables allocated to Class A                                         0.00

              Collections of Principal Receivables allocated to Class B                                         0.00

5.2(a)(iv)    Collections of Finance Charge Receivables allocated to Class A                            3,565,138.31

              Collections of Finance Charge Receivables allocated to Class B                            1,064,911.45

5.2(a)(v)     Principal Receivables (beginning of month)                                            1,170,742,302.61
                 Gross Credit Sales                                                                   186,274,675.20
                 Principal Payments                                                                  (193,522,388.55)
                 Returns                                                                              (27,203,477.03)
                 Principal Defaults                                                                    (8,360,096.10)

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                  Ineligible Principal Receivables                                                              0.00
                  Actual Misc. Adjustments                                                                      0.00

               Principal Receivables (end of month)                                                 1,127,931,016.13

               Total Portfolio Recoveries
                  Gross Recoveries                                                                      2,096,420.70
                  Recoveries Net of Expenses                                                            1,616,463.43

               Total Portfolio Finance Charge Collections
                  Finance Charge Collections                                                           19,252,827.75
                  Finance Charge Collections with Recoveries                                           20,869,291.18

               Investor Interest                                                                      259,740,260.00

               Adjusted Investor Interest                                                             259,740,260.00

                  Class A Investor Interest                                                           200,000,000.00

                  Class A Adjusted Investor Interest                                                  200,000,000.00

                  Class B Investor Interest                                                            59,740,260.00

               Floating Investor Percentage                                                                    22.19%

                  Class A Floating Allocation                                                                  77.00%

                  Class B Floating Allocation                                                                  23.00%

               Fixed Investor Percentage                                                                         N/A

                  Class A Fixed Allocation                                                                       N/A

                  Class B Fixed Allocation                                                                       N/A

5.2(a)(vi)     Delinquent Accounts

                  30-59 Days Delinquent                                                                32,700,753.00

                  60-89 Days Delinquent                                                                12,695,342.00

                  90 + Days Delinquent                                                                 24,941,299.00

5.2(a)(vii)    Aggregate Investor Default Amount                                                        1,854,766.44

                  Class A Investor Default Amount                                                       1,428,170.16

                  Class B Investor Default Amount                                                         426,596.28

5.2(a)(viii)   on an aggregate basis:

                  Class A Investor Charge-Offs                                                                  0.00

                  Class B Investor Charge-Offs                                                                  0.00

               per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs                                                                  0.00

                  Class B Investor Charge-Offs                                                                  0.00

5.2(a)(ix)     on an aggregate basis:


                  Class A Investor Charge-Offs reimbursed                                                       0.00

                  Class B Investor Charge-Offs reimbursed                                                       0.00

               per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs reimbursed                                                       0.00

                  Class B Investor Charge-Offs reimbursed                                                       0.00

5.2(a)(x)      on an aggregate basis:

                  Class A Servicing Fee                                                                   333,333.33

                  Class B Servicing Fee                                                                         0.00

5.2(a)(xi)     Portfolio Yield                                                                                 12.82%

5.2(a)(xii)    Reallocated Class B Principal Collections                                                        0.00

5.2(a)(xiii)   Class B Investor Interest                                                               59,740,260.00

5.2(a)(xiv)    LIBOR for Interest Period                                                                     1.09000%

5.2(a)(xv)     Principal Funding Account Balance                                                                0.00

5.2(a)(xvi)    Accumulation Shortfall                                                                           0.00

5.2(a)(xvii)   Principal Funding Account Investment Proceeds                                                    0.00

5.2(a)(xviii)  Principal Funding Investment Shortfall                                                           0.00

5.2(a)(xix)    on an aggregate basis:

                  Class A Available Funds                                                               3,565,138.31

5.2(a)(xx)     Class A Certificate Rate                                                                      1.36000%

               Other items

                  Number of Accounts (beginning of month)                                                  2,222,806
                  Number of Accounts (end of month)                                                        2,158,749

                  Collateral Performance

                        Total Payment Rate                                                                     18.31%

                        Portfolio Yield (Gross)                                                                21.39%

                        Excess Spread (current month)*                                                         10.20%
                        Excess Spread (previous month)                                                         11.00%
                        Excess Spread (2 months previous)                                                      10.21%
                        ---------------------------------------------------------
                        Excess Spread (3 month rolling Average)                                                10.47%

                        * Please note that Excess Spread is calculated on a cash basis and may be higher than Spread to Base Rate in any given month.


                        Spread to Base Rate assumes coupon and servicing fee are
                         allocated based upon the entire invested amount.

                        Defaults                                                                                8.57%

                        30-59 Days Delinquent                                                                   2.79%
                        60-89 Days Delinquent                                                                   1.08%
                        90 + Days Delinquent                                                                    2.13%
                        ---------------------------------------------------------
                        Total Delinquent                                                                        6.01%

                        Principal Payment Rate                                                                 16.53%

                        Pool Balance in $MM (end of month)                                                     1,128

                        Seller Percent                                                                         50.02%

                    Series Performance Trigger (as defined in Pooling
                     and Servicing Agreement)

                        Net Portfolio Yield (current month, net of Charge-offs)                                12.82%
                        Net Portfolio Yield (previous month)                                                   13.49%
                        Net Portfolio Yield (2 months previous)                                                12.91%
                        ----------------------------------------------------------
                        Net Portfolio Yield (3 month rolling average)                                          13.07%

                        Base Rate (current month)                                                               3.41%
                        Base Rate (previous month)                                                              3.23%
                        Base Rate (2 months previous)                                                           3.51%
                        ----------------------------------------------------------
                        Base Rate (3 month rolling average)                                                     3.38%

                        Spread to Base Rate (current month)                                                     9.42%
                        Spread to Base Rate (previous month)                                                   10.26%
                        Spread to Base Rate (2 months previous)                                                 9.40%
                        ----------------------------------------------------------
                        Spread to Base Rate (3 month rolling average)                                           9.69%

                        Base Rate > Portfolio Yield (3 month rolling average)                                     No


                                                    Dillard National Bank
                                                      as Servicer

                                                    By: _____________________

                                                 Title: Cashier

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                  DILLARD CREDIT CARD MASTER TRUST I
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               Dillard Asset Funding Company, Transferor
                    Dillard National Bank, Servicer

                            Series 2002-2

Monthly Series 2002-2 Certificateholders' Statement

             Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.




         For the Period March 2004

                                                        Class A           Class B          Class C                Total



          Section 5.2 - Supplement

(a) (i)   Monthly Principal Distributed                           -                 -                -                     -

(a) (ii)  Monthly Interest Distributed per $1,000              3.17                 -                -                  3.17
               Deficiency Amounts                                 -                 -                -                     -
               Additional Interest                                -                 -                -                     -
               Accrued and Unpaid Interest                        -                 -                -                     -

(a) (iii) Collections of Principal Receivables        33,417,910.81      2,802,760.18     6,899,213.90         43,119,884.89

(a) (iv)  Collections of Finance Charge Receivables    3,565,138.31        299,008.15       736,032.00          4,600,178.46

(a) (v)   Aggregate Amount of Principal Receivables  192,686,471.41     16,160,614.36    39,780,619.15        248,627,704.93
                        Investor Interest            200,000,000.00     16,774,000.00    41,290,516.00        258,064,516.00
                        Adjusted Interest            200,000,000.00     16,774,000.00    41,290,516.00        258,064,516.00
                Floating Investor Percentage                  17.08%             1.43%            3.53%                22.04%
                Fixed Investor Percentage                       N/A               N/A              N/A                   N/A

(a) (vi)  Receivables Delinquent (As % of
            Total Receivables)
                Current             90.34%                                                                  1,057,593,622.13
                30 to 59 days        2.79%                                                                     32,700,753.00
                60 to 89 days        1.08%                                                                     12,695,342.00
                90 or more days      2.13%                                                                     24,941,299.00
                Total Receivables                                                                           1,127,931,016.13

(a) (vii) Investor Default Amount per $ 10                     7.14              0.60             1.47                  9.21

(a) (viii)Investor Charge-Offs                                  N/A               N/A              N/A                   N/A

(a) (ix)  Reimbursed Investor Charge-Offs                       N/A               N/A              N/A                   N/A

          Section 5.2 - Supplement (Continued)

                                                        Class A           Class B          Class C                Total

(a) (x)   Servicing Fee                                    3,333.33         27,956.67        68,817.53            430,107.53

(a) (xi)  Portfolio Yield                                                                                              12.82%


(a) (xii)  Reallocated Monthly Principal                          -                 -                 -                    -

(a) (xiii) Closing Investor Interest                 200,000,000.00     16,774,000.00     41,290,516.00       258,064,516.00

(a) (xiv)  Principal Funding Account Balance                                                                               -

(a) (xv)   Accumulation Shortfall                                                                                          -

(a) (xvi)  Principal Funding Investment Proceeds                                                                           -

(a) (xvii) Principal Investment Funding Shortfall                                                                          -

(a) (xviii)Available Funds                             3,565,138.31       299,008.15         736,032.00         4,600,178.46

(a) (xix)  Certificate Rate                                    3.80%            0.00%              0.00%

                Additional Information

                Principal Receivables - (Total Trust Pool)
                Beginning Balance - 02/01/04                                                               1,170,742,302.61
                Credit Purchases                                                                             186,274,675.20
                Credit Returns                                                                               (27,203,477.03)
                Collections                                                                                 (212,775,216.30)
                Finance Chgs & Late Fees                                                                      20,763,804.70
                Charge-offs                                                                                   (9,871,073.05)
                Accounts Purchased / Sold                                                                                 -
                                                                                                          -----------------
                Ending Balance - 02/29/04                                                                  1,127,931,016.13
                                                                                                          =================

                Total Interest to be Distributed                                                                 633,333.33
                                                                                                           ================




                Dillard National Bank, as Servicer

                By:  ------------------------------
                     James P. Turk
                     Cashier